BB&T 140 ANNIVERSARY 1872 2012

Best Bank In Town Since 1872

Second Quarter 2012 Earnings Conference Call

July 19, 2012

Kelly S. King
Chairman and Chief Executive Officer

Daryl N. Bible
Chief Financial Officer

Clarke R. Starnes
Chief Risk Officer



140

Forward-Looking Information

This presentation contains forward-looking statements with respect to the financial condition, results of operations and businesses of BB&T. Statements that are not historical or current facts or statements about beliefs and expectations are forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and the information available to management at the time that this presentation was prepared. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and / or a reduced demand for credit or other services; (2) disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. government obligations by one of the credit rating agencies and the adverse effects of the ongoing sovereign debt crisis in Europe; (3) changes in the interest rate environment may reduce net interest margins and / or the volumes and values of loans made or held as well as the value of other financial assets held; (4) competitive pressures among depository and other financial institutions may increase significantly; (5) legislative, regulatory, or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and changes in accounting standards, may adversely affect the businesses in which BB&T is engaged; (6) local, state or federal taxing authorities may take tax positions that are adverse to BB&T; (7) reduction in BB&T's credit ratings; (8) adverse changes may occur in the securities markets; (9) competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; (10) costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expected; (11) unpredictable natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T's operations or the ability or willingness of BB&T's customers to access the financial services BB&T offers; (12) expected cost savings associated with completed mergers and acquisitions may not be fully realized or realized within the expected time frames; and (13) deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions, may be greater than expected. These and other risk factors are more fully described in BB&T's Annual Report on Form 10-K for the year ended December 31, 2011 under the section entitled Item 1A. "Risk Factors" and from time to time, in other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Actual results may differ materially from those expressed in or implied by any forward-looking statements. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Non-GAAP Information

This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the corporation's performance and the efficiency of its operations. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. In this presentation, these measures are generally marked as "non-GAAP" and are accompanied with disclosure regarding why BB&T's management believes such measures are useful to investors. Below is a listing of the types of non-GAAP measures used in this presentation:

- Tangible common equity and Tier 1 common equity ratios are non-GAAP measures. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. The Basel III Tier I common equity ratio is also a non-GAAP measure and reflects management's best estimate of the proposed regulatory requirements, which are subject to change. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.
- Asset quality ratios have been adjusted to remove the impact of acquired loans and foreclosed property covered by FDIC loss sharing agreements as management believes their inclusion results in distortion of those ratios and may not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting.
- Fee income and efficiency ratios are non-GAAP in that they exclude securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting and other selected items.
- Return on average tangible common shareholders' equity is a non GAAP measure that calculates the return on average common shareholders' equity without the impact of intangible assets and their related amortization.

A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included on the Investor Relations section of BB&T's website and as an appendix to this presentation.

2012 Second Quarter Performance Highlights[1]

Strong Performance

- Net income[2] totaled $510 million, up 66.1% vs. 2Q11
- EPS totaled $0.72, up 63.6% vs. 2Q11
- Represents record quarterly net income[2]
- Broad-based strong performance across the company's operating segments

Revenues

- Total revenues[3] totaled $2.5 billion, up 20.9% vs. 1Q12
- Linked quarter growth driven substantially by Crump insurance acquisition
- YTD total revenues[3] totaled $4.8 billion, up 14.2% vs. 1H11

Loans

- Average loan growth was 6.6% vs. 1Q12
- Average loan growth excluding ADC, covered and other acquired portfolios was 9.9% vs. 1Q12
- Loan growth was led by Other Lending Subsidiaries, Mortgage, C&I, Direct Retail and Sales Finance

Deposits

- Average noninterest-bearing deposits increased $1.5 billion, or 22.6% vs. 1Q12
- Average total deposits increased $742 million, or 2.4% vs. 1Q12
- Significant improvement in deposit mix and cost

Credit Quality

- NPAs decreased $359 million, or 15.9%[4] vs. 1Q12
- Foreclosed real estate decreased $157 million, or 41.5%[4]
- Foreclosed property expense decreased $20 million from 1Q12
- NPLs decreased $196 million, or 10.6% vs. 1Q12

Expense Control

- Excluding Crump insurance, noninterest expenses decreased 8.7% vs. 1Q12
- FTEs were flat, excluding the Crump insurance acquisition
- Produced positive operating leverage

1 Linked quarter growth rates are annualized, except for credit metrics.
2 Available to common shareholders.
3 Fully taxable equivalent.
4 Excludes covered assets.

Continued Strong Loan Growth



Average Loans Held for Investment
($ in billions)
$110
$105
$100
$102.8
$103.9
$105.8
$107.5
$109.2
2Q11
3Q11
4Q11
1Q12
2Q12

- Experienced strong growth in direct retail, sales finance, C&I, mortgage and other lending subsidiaries (e.g. equipment finance, insurance premium finance and consumer finance)
- Excluding the termination of leveraged leases, average C&I loans grew 4.4%
- Loan growth gained momentum during the quarter, with EOP loans HFI up $2.9 billion, an annualized rate of 10.8%
  - EOP C&I grew 8.7% annualized
- BB&T discontinued practice of holding conforming 10 and 15 year mortgages in the portfolio in early June
- BankAtlantic will add approximately $2 billion in loans with appropriate credit marks

Average Loan Growth Highlights[1]
($ in millions)

	2Q12 Average Balance	2Q12 vs. 1Q12 $ Increase (Decrease)	2Q12 vs. 1Q12 Annualized % Increase (Decrease)
C&I	$ 36,293	$ 272	3.0 %
Other CRE	10,578	(100)	(3.8)
Sales Finance	7,690	174	9.3
Revolving Credit	2,178	3	0.6
Residential Mortgage	22,114	1,058	20.2
Other Lending Subsidiaries[2]	9,370	702	32.6
Direct Retail	15,042	368	10.1
Subtotal	**$ 103,265**	**$ 2,477**	**9.9 %**
ADC	1,744	(245)	(49.5)
Covered and other acquired loans	4,240	(470)	(40.1)
Total	**$ 109,249**	**$ 1,762**	**6.6 %**

- Average total loan growth is expected to be in the 5% to 7% range annualized, excluding BankAtlantic, for 3Q12, contingent on the economy

[1] Excludes loans held for sale.
[2] Other lending subsidiaries consist of AFCO/CAFO/Prime Rate, Lendmark, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance.

Improved Deposit Mix and Cost



Average Deposits
($ in billions)
$130.0
$120.0
$110.0
$100.0
$90.0
0.80%
0.70%
0.60%
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.72%
0.65%
0.56%
0.49%
0.44%
$106.5
$115.1
$121.9
$124.6
$125.3
2Q11
3Q11
4Q11
1Q12
2Q12
Total
Interest-Bearing Deposit Cost

- Strong growth in noninterest-bearing deposits, up 22.6%
- Effectively reduced deposit cost from 0.72% in 2Q11 to 0.44% in 2Q12
- Average CD maturity is 14 months
- Management currently expects similar deposit growth in 3Q12, excluding BankAtlantic, and continued lower deposit costs
- Achieved YTD growth in net new retail deposit accounts of 24,000

Average Deposit Growth Highlights

($ in millions)

	2Q12 Average Balance	2Q12 vs. 1Q12 $ Increase (Decrease)	2Q12 vs. 1Q12 Annualized % Increase (Decrease)
Noninterest-bearing deposits	$ 27,643	$ 1,470	22.6 %
Interest checking	19,911	199	4.1
Money market & savings	46,557	890	7.8
Subtotal	**$ 94,111**	**$ 2,559**	**11.2 %**
Certificates and other time deposits	31,205	(1,737)	(21.2)
Foreign office deposits – interest-bearing	32	(80)	NM
Total deposits	**$ 125,348**	**$ 742**	**2.4 %**

- BankAtlantic will add approximately $3 billion in core deposits

Diverse Revenue Mix[1]

Segment Revenue



Insurance Services 16%
Community Banking 48%
Financial Services 12%
Specialized Lending 8%
Dealer Financial Services 6%
Residential Mortgage Banking 10%

- 2Q12 segments produced balanced, diversified revenue stream
- All lines of business performing well and contributing to revenue growth
- We continue to invest in systems and resources to drive future revenue growth

[1] Based on segment revenues, excluding Other, Treasury and Corporate for 2Q12.

Strong Profitability Trends


Return on Average Assets
1.4%
1.3%
1.2%
1.1%
1.0%
0.9%
0.8%
0.7%
0.83%
0.89%
0.93%
1.03%
1.22%
2Q11
3Q11
4Q11
1Q12
2Q12


Returns on Equity
12.0%
10.0%
8.0%
6.0%
20.00%
16.00%
12.00%
8.00%
4.00%
12.32%
13.71%
14.36%
15.88%
18.85%
7.25%
8.30%
8.76%
9.75%
11.21%
2Q11
3Q11
4Q11
1Q12
2Q12
ROCE
ROTCE [1]

- Continued improvement in profitability towards BB&T's long-term objective of:
  - ROA 1.40% - 1.50%
  - ROCE 14.0% - 16.0%
- Challenges:
  - Prolonged low interest rate environment
  - Basel III capital rates starting to be defined. May require higher amounts of capital for the long term

[1] Calculates the return on average common shareholders' equity without the impact of intangible assets and their related amortization. See non-GAAP reconciliations included in the attached Appendix.

NPAs Decrease 15.9%[1]

Lowest Levels Since 3Q08



Total Nonperforming Assets[1]
($ in millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$3,353
$2,969
$2,450
$2,256
$1,897
2Q11
3Q11
4Q11
1Q12
2Q12
Down 43.4% vs. 2Q11



Total Nonperforming Assets as a Percentage of Total Assets[1]
2.50%
2.00%
1.50%
1.00%
2.18%
1.83%
1.45%
1.33%
1.09%
2Q11
3Q11
4Q11
1Q12
2Q12

- 15.9% reduction in NPAs vs. 1Q12, nine sequential quarterly declines
  - Commercial NPLs down 11.2%
  - Residential mortgage NPLs down 17.8%
  - Foreclosed real estate down 41.5%
  - Direct retail NPLs down 4.3%
- Management continues to expect NPAs to decrease approximately 5% - 10% in 3Q12 assuming no significant economic deterioration

[1] Excludes covered assets.

Foreclosed Real Estate Decreases 41.5%



Sales and Inflows of Foreclosed Real Estate[1]
($ in millions)
$320
$220
$120
$20
$247
$227
$213
$118
$255
$126
$182
$86
$143
$58
2Q11
3Q11
4Q11
1Q12
2Q12
Inflows
Sales

Foreclosed Real Estate inflows decreased 76.5% vs. 2Q11



Foreclosed Real Estate[1]
($ in millions)
$1,300
$1,100
$900
$700
$500
$300
$100
$1,147
$950
$536
$378
$221
2Q11
3Q11
4Q11
1Q12
2Q12

Foreclosed Real Estate down 80.7% vs. 2Q11

- Significant reduction in foreclosed real estate, down 41.5% vs. 1Q12
- Successful quarter executing aggressive OREO reduction strategy
  - Lower inflows
  - Strong sales results
  - 3Q sales pipeline remains solid
- Foreclosed property expense decreased 21.7% (87.4% annualized) compared with 1Q12
  - Expected to trend lower throughout the year

[1] Excludes covered assets.

Lower Losses and Strong Reserve Position[1]



Net Charge-offs / Average Loans
2.00%
1.50%
1.00%
0.50%
0.34%
1.46%
1.44%
1.46%
1.28%
1.22%
2Q11
3Q11
4Q11
1Q12
2Q12
Core charge-offs
Writedowns on Transfer to LHFS

- 2Q12 net charge-offs were 1.22%, a 3.6% decrease in net losses compared with 1Q12
- Expect total charge-offs to be in the 1.15% to 1.20% range in 3Q12 and to trend lower thereafter



Allowance for Loan and Lease Losses /
Nonperforming Loans and Leases Held for Investment
1.60x
1.40x
1.20x
1.00x
0.80x
0.60x
1.14x
1.15x
1.13x
1.11x
1.21x
2Q11
3Q11
4Q11
1Q12
2Q12

- $64 million allowance reduction in 2Q12, consistent with the reduction in 1Q12[2]
- Allowance coverage remains strong at 1.21x nonperforming loans
- BB&T will remain conservative in approach to the allowance and coverage levels based on economic conditions

[1] Excludes covered loans, allowance for covered loans and covered charge-offs
[2] Based on the allowance for credit losses including allowance for covered loans and covered charge-offs.

Margin Improves



Net Interest Margin
4.50%
4.00%
3.50%
4.15%
4.09%
4.02%
3.93%
3.95%
2Q11
3Q11
4Q11
1Q12
2Q12

- Management expects the margin to be in the 3.90% - 3.95% range in 2H12 driven by:
  - Improving asset mix as specialized lending grows faster than other portfolios
  - Slowing CRE runoff will drive improving asset mix
  - Lower deposit cost
  - Lower long-term debt cost
  - Offset by lower interest rate environment and runoff of covered assets
- BB&T maintains a slightly asset sensitive interest rate risk position



Rate Sensitivities
4.50%
3.50%
2.50%
1.50%
0.50%
-0.50%
-1.50%
-0.24%
-0.86%
1.63%
0.93%
2.71%
1.97%
4.28%
3.42%
Down 25
Up 50
Up 100
Up 200
Sensitivities as of 06/30/12
Sensitivities as of 03/31/12

Low-Risk Securities Portfolio


Portfolio Composition
Agency MBS CMOs 47.1%
Agency MBS Passthroughs 38.4%
States and political subdivisions 5.4%
Covered 4.2%
UST & Federal Agency 2.2%
Other 1.9%
Non Agency MBS 0.8%

- BB&T plans to be selective in cash flow reinvestment in 2H12
- Earning assets are expected to grow more slowly than loans as securities trend lower
- Duration of securities portfolio is 2.8 years
- The portfolio, excluding covered securities, has a net premium of approximately 1.3%, which ensures a relatively stable yield on securities

Fee Income Growth


Fee Income Ratio[1]
48.0%
44.0%
40.0%
36.0%
32.0%
40.8%
39.3%
38.4%
41.0%
42.4%
2Q11
3Q11
4Q11
1Q12
2Q12

- Insurance income increased $122 million vs. 1Q12. Crump insurance produced $77 million of the increase combined with seasonally stronger insurance commissions resulting in a $45 million increase
- Mortgage banking income was down $34 million vs. a record 1Q12 due to $19 million lower gains on mortgages sold and $20 million lower net MSR gains
- FDIC loss share income was $17 million worse due to negative accretion on covered securities and cash flow reassessments
- Other income increased $12 million compared to 1Q12 as a result of $42 million in affordable housing write-downs in the first quarter, offset by $21 million in lower income on assets for certain post-employment benefits

Noninterest Income

($ in millions)

		2Q12	2Q12 v. 1Q12[2] Increase (Decrease)	2Q12 v. 2Q11 Increase (Decrease)
Insurance income	$	393	181.1 %	31.4 %
Service charges on deposits		138	2.9	(4.8)
Mortgage banking income		182	(63.3)	119.3
Investment banking and brokerage fees and commissions		88	(4.5)	(2.2)
Checkcard fees		45	18.7	(43.0)
Bankcard fees and merchant discounts		59	37.2	13.5
Trust and investment advisory revenues		46	8.9	2.2
Income from bank-owned life insurance		27	(40.2)	(6.9)
FDIC loss share income, net		(74)	120.0	(8.6)
Securities gains (losses), net		(2)	NM	-
Other income		64	92.8	33.3
Total noninterest income	**$**	**966**	**43.9 %**	**22.7 %**

- Insurance revenue is expected to be seasonally lower in 3Q12
- Mortgage revenues are expected to remain strong in 3Q12

[1] Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See Non-GAAP Reconciliations included in the attached Appendix.
[2] Linked quarter percentages are annualized.

Noninterest Expenses and Efficiency



Efficiency Ratio[1]
60.0%
55.0%
50.0%
55.8%
54.6%
53.5%
52.0%
53.9%
2Q11
3Q11
4Q11
1Q12
2Q12

- Produced positive operating leverage
- Personnel expense increased $45 million due to a $69 million increase in personnel costs from the Crump insurance acquisition and higher incentives offset by a $23 million decrease in other post-employment benefit expense
- Excluding the Crump insurance acquisition, FTEs were flat
- Foreclosed property expense decreased $20 million due to reduced losses and lower inventory. Expect foreclosure costs to trend lower this year
- Merger-related and restructuring expenses were lower than anticipated because of the BankAtlantic closing delay. We expect approximately $50 million of these expenses in 3Q12
- Crump insurance added $64 million in expenses and $7 million in amortization of intangibles during the quarter. Excluding these expenses, noninterest expense decreased $30 million, or an annualized 8.7%

Noninterest Expense

($ in millions)

	2Q12	2Q12 v. 1Q12[2] Increase (Decrease)	2Q12 v. 2Q11 Increase (Decrease)
Personnel expense	$ 775	24.8 %	13.5 %
Foreclosed property expense	72	(87.4)	(50.3)
Occupancy and equipment expense	159	15.8	4.6
Loan processing expenses	62	(6.4)	8.8
Regulatory charges	43	19.6	(27.1)
Professional services	39	46.0	2.6
Software expense	32	-	10.3
Amortization of intangibles	29	128.0	16.0
Merger-related and restructuring charges, net	2	NM	-
Other expenses	213	15.7	3.9
Total noninterest expense	**$ 1,426**	**11.9 %**	**2.2 %**

- The 3Q12 effective tax rate is expected to be up slightly vs. 2Q12
- The impact of the proposed VISA announcement is immaterial

[1] Excludes securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting, and other selected items. See Non-GAAP Reconciliations included in the attached Appendix.
[2] Linked quarter percentages are annualized.

Capital Strength[1]


Tier 1 Common Ratio
11.0%
10.0%
9.0%
8.0%
9.6%
9.8%
9.7%
10.0%
9.7%
2Q11
3Q11
4Q11
1Q12
2Q12

- Tier 1 common remains strong following the acquisition of Crump insurance
- The Tier 1 common ratio for 3Q12, including BankAtlantic, is expected to be approximately 9.5%
- BB&T's currently estimates Tier 1 common under Basel III to be approximately 8.2%[2]
  - Basel III estimate does not include any mitigating actions which will result in higher capital ratios
  - BB&T has financial flexibility to take advantage of opportunities as they arise
- Management will be opportunistic in issuing additional perpetual preferred in order to reach the 150 bps Tier 1 capacity

1 Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings. Tier 1 common equity ratio is a Non-GAAP measure. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

2 The Basel III Tier I common equity ratio is also a non-GAAP measure and reflects management's best estimate of the proposed regulatory requirements, which are subject to change.

Community Banking Segment

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ 856	$ (8)	$ (46)
Noninterest Income[1]	323	16	(3)
Loan Loss provision	190	(65)	65
Noninterest Expense[2]	712	(42)	(50)
Income Tax Expense	100	43	(25)
Segment Net Income	$ 177	$ 72	$ (39)

Highlighted Metrics

($ in billions)

	2Q12	2Q11
Total Noninterest Bearing Growth[3]	24.2%	14.1%
Noninterest Bearing / Total Deposits[3]	24.6%	20.6%
Direct Retail Loan Growth[3]	10.2%	(2.6)%
C&I Portfolio / Total Commercial Loan Portfolio[3]	67.7%	63.9%
Commercial Loan Production (#)	6,022	5,562
Commercial Loan Production ($)	$ 3.7	$ 2.7

Comments

- Direct Retail lending increased $1.4 billion, or 10.2%, compared with 2Q11 and grew 10.1% compared with 1Q12
- Commercial Loan pipeline increased by 35.5% compared to 2Q11 and grew 23.9% compared with 1Q12
- Noninterest bearing deposit growth remains strong with 24.2% growth vs. 2Q11
- Net income drivers included:
  - Reduced foreclosed property costs and NPL held for sale losses
  - Lower regulatory costs due to improved credit metrics
  - Higher mortgage banking referral income
- Payment-related and Mortgage referral revenue growth has helped offset the financial impact of debit interchange and overdraft regulations
- Great opportunities in newer markets in Florida, Alabama and Texas
- BankAtlantic acquisition will provide strategic enhancement to Florida franchise

1 Noninterest Income includes intersegment net referral fee income.
2 Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.
3 Represents average balances.

Residential Mortgage Banking Segment

Retains and services mortgage loans originated by the Community Banking segment as well as those purchased from various correspondent originators

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ 92	$ 4	$ 30
Noninterest Income[1]	162	(32)	100
Loan Loss Provision	38	60	(108)
Noninterest Expense[2]	105	6	24
Income Tax Expense	42	(35)	81
Segment Net Income	$ 69	$ (59)	$ 133

Highlighted Metrics

($ in billions)

	2Q12	2Q11
Retail Originations	$ 3.1	$ 1.9
Correspondent Originations	4.9	2.0
Total Originations	$ 8.0	$ 3.9
Loan Sales	$ 5.1	$ 3.1
Loans Serviced for others (EOP)	$ 71.4	$ 65.9
30+ Days Delinquent (HFI only)	3.30%	4.40%
% Non-Accrual (HFI only)	1.14%	1.59%
Net Charge-Offs (HFI only)	0.53%	2.80%

Comments

- Continued strong revenues and profitability
- Residential mortgage originated $8.0 billion in loans, up 106.9% vs. 2Q11
- Loan sales increased $2.0 billion or 65.4% vs. 2Q11
- Higher net income driven by increased gains on sale due to increased loan sales, application volumes and wider spreads plus net MSR gains
- Lower provision expense in 2Q12 driven by improving credit trends, updates to loss factors, and the sale of nonperforming loans and related loss ($87 million) in 2Q11
- Total loans serviced are approximately $98 billion
- The 2Q12 production mix was 59.0% refinance / 41.0% purchase
- Purchase mortgages increased 48.0% compared with 2Q11

[1] Noninterest Income includes intersegment net referral fee income.
[2] Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.

Dealer Financial Services Segment

Primarily originates indirect to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ 156	$ 5	$ 13
Noninterest Income[1]	2	-	-
Loan Loss Provision	27	-	1
Noninterest Expense[2]	35	1	1
Income Tax Expense	36	1	4
Segment Net Income	$ 60	$ 3	$ 7

Highlighted Metrics

($ in billions)	2Q12	2Q11
Loan Originations	$ 1.4	$ 1.2
Loan Yield	8.55%	9.13%
Operating Margin	60.8%	58.6%
Net Charge-offs	1.15%	1.15%

Comments

- Record second quarter loan production across all groups
- Regional Acceptance continued to drive higher net interest income due to loan portfolio growth and increased margins vs. 2Q11
- Provision expenses are stable as a result of continued focus on credit quality
- Growing in new markets – Texas and Alabama
- Increased focus on financing inventory for auto dealers through floor plan lending
- Opening new offices in strong growth markets

[1] Noninterest Income includes intersegment net referral fee income.
[2] Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ 135	$ 10	$ 21
Noninterest Income[1]	52	(1)	2
Loan Loss Provision	24	(3)	6
Noninterest Expense[2]	79	(4)	1
Income Tax Expense	19	6	6
Segment Net Income	$ 65	$ 10	$ 10

Highlighted Metrics

($ in billions)	2Q12	2Q11
Loan Originations	$ 6.0	$ 4.8
Loan Yield	5.38%	5.66%
Operating Margin	44.9%	41.5%
Net Charge-offs	0.61%	1.06%

Comments

- Loan growth was strong in 2Q12, with average loans up 17.4% vs. 2Q11
- Loan production increased 24.9% vs. 2Q11 and 19.5% versus 1Q12
- Higher net interest income was driven by:
  - Sheffield Financial, with average loans up 46.8% vs. 2Q11
  - Mortgage Warehouse Lending, with average loans up 110.5% vs. 2Q11
  - Equipment Finance, with average loans up 40.3% vs. 2Q11
- Improved operating margin driven by strong loan growth and a strong focus on maintaining cost efficiencies across the business lines

[1] Noninterest Income includes intersegment net referral fee income.
[2] Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.

Insurance Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ -	$ (2)	$ (1)
Noninterest Income[1]	393	123	96
Loan Loss Provision	-	-	-
Noninterest Expense[2]	296	54	62
Income Tax Expense	31	24	13
Segment Net Income	$ 66	$ 43	$ 20

Highlighted Metrics

	2Q12	2Q11
Same Store Sales Growth[3]	4.0%	3.6%
YoY Noninterest Income Growth[3]	21.4%	2.3%
Number of Agencies[4]	212	160
Operating Margin	24.7%	21.5%

Comments

- Higher year-over-year noninterest income was driven by organic and strategic growth through acquisitions
- Improved operating margin resulting from Crump insurance acquisition and improved insurance market conditions
- Insurance pricing continues to firm, demonstrated by the improved premium pricing trend realized over the past several quarters
- Focusing on successful execution of revenue and expense synergies presented by Crump insurance acquisition
- Successfully preparing for impact of healthcare reform to Employee Benefits segment through strategic restructuring
- BB&T Insurance continues to experience strong retention rates

1 Noninterest Income includes intersegment net referral fee income.
2 Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.
3 Represents year-to-date growth.
4 As of June 30, 2012 and 2011.

Financial Services Segment

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	2Q12	Inc/(Dec) 1Q12	Inc/(Dec) 2Q11
Net Interest Income	$ 112	$ 5	$ 24
Noninterest Income[1]	175	(9)	(1)
Loan Loss Provision	(8)	(22)	(6)
Noninterest Expense[2]	196	19	32
Income Tax Expense	36	(2)	(3)
Segment Net Income	$ 63	$ 1	$ -

Highlighted Metrics

($ in billions)

	2Q12	2Q11
Total Loan Balances[3]	$ 6.7	$ 4.4
Total Deposits[3]	$ 30.6	$ 13.5
Total Assets Invested	$ 92.9	$ 87.7
Operating Margin	34.5%	38.6%

Comments

- Higher net interest income driven by:
  - Corporate Banking which generated 53.9% growth in loans vs. 2Q11
  - BB&T Wealth which generated 37.8% loan growth and 28.7% deposit growth vs. 2Q11
- Total loan commitments for Corporate Banking are $16.4 billion, up $938 million from 1Q12
- Continued opportunities in middle-market corporate and energy lending
- Total assets invested grew 5.9% vs. 2Q11
- Investments in Wealth and Corporate Banking revenue producers continue to impact noninterest expense

[1] Noninterest Income includes intersegment net referral fee income.
[2] Noninterest Expense includes intersegment net referral fee expense, amortization of intangibles, and allocated corporate expense.
[3] Represents average balances

BB&T

Investing to drive revenue growth

Underlying fundamentals in loan and deposit growth exceptionally strong

Successfully accomplishing our diversification and risk mitigation strategies

Re-conceptualizing our business to drive revenue and expense optimization

Providing best value proposition in our markets

Optimistic about performance for the remainder of 2012

Our Best Days Are Ahead!

Best Bank In Town
Since 1872

Appendix

Non-GAAP Capital Measures

(Dollars in millions)	As of / Quarter Ended				
	June 30 2012	March 31 2012	Dec. 31 2011	Sept. 30 2011	June 30 2011
Selected Capital Information [1]					
Risk-based capital					
Tier 1	$ 12,382	$ 15,207	$ 14,913	$ 14,696	$ 14,363
Total	16,432	19,342	18,802	18,837	18,641
Risk-weighted assets [2]	121,916	119,042	119,725	117,020	116,041
Average quarterly tangible assets	170,021	167,771	165,349	159,268	151,677
Risk-based capital ratios					
Tier 1	10.2 %	12.8 %	12.5 %	12.6 %	12.4 %
Total	13.5	16.2	15.7	16.1	16.1
Leverage capital ratio	7.3	9.1	9.0	9.2	9.5
Equity as a percentage of total assets	10.6	10.2	10.0	10.5	10.7
Book value per common share	$ 26.19	$ 25.51	$ 24.98	$ 25.07	$ 24.37
Selected Non-GAAP Capital Information [3]					
Tangible common equity as a percentage of tangible assets	6.9 %	7.1 %	6.9 %	7.1 %	7.2 %
Tier 1 common equity as a percentage of risk-weighted assets	9.7	10.0	9.7	9.8	9.6
Tangible book value per common share	$ 16.92	$ 17.12	$ 16.73	$16.42	$ 15.95

[1] Current quarter regulatory capital information is preliminary.

[2] Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

[3] Tangible common equity and Tier 1 common equity ratios are Non-GAAP measures. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

Non-GAAP Capital Measures

(Dollars in millions)	As of / Quarter Ended				
	June 30 2012	March 31 2012	Dec. 31 2011	Sept. 30 2011	June 30 2011
Calculations of Tier 1 common equity and tangible assets and related measures:					
Tier 1 equity	$ 12,382	$ 15,207	$ 14,913	$ 14,696	$ 14,363
Less:					
Preferred Stock	559	-	-	-	-
Qualifying restricted core capital elements	-	3,250	3,250	3,249	3,249
Tier 1 common equity	11,823	11,957	11,663	11,447	11,114
Total assets	$ 178,529	$ 174,752	$ 174,579	$ 167,677	$ 159,310
Less:					
Intangible assets, net of deferred taxes	6,950	6,402	6,406	6,330	6,353
Plus:					
Regulatory adjustments, net of deferred taxes	239	327	421	99	389
Tangible assets	171,818	168,677	168,594	161,446	153,346
Total risk-weighted assets [1]	$ 121,916	$ 119,042	$ 119,725	$ 117,020	$ 116,041
Tangible common equity as a percentage of tangible assets	6.9%	7.1 %	6.9 %	7.1 %	7.2%
Tier 1 common equity as a percentage of risk-weighted assets	9.7	10.0	9.7	9.8	9.6
Tier 1 common equity	$ 11,823	$ 11,957	$ 11,663	$ 11,447	$ 11,114
Outstanding shares at end of period (in thousands)	698,795	698,454	697,143	697,101	696,894
Tangible book value per common share	$ 16.92	$ 17.12	$ 16.73	$ 16.42	$ 15.95

[1] Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

Non-GAAP Capital Measures

(Dollars in millions)	June 30 2012[1]	March 31 2012[2]
Tier 1 common equity under Basel 1 definition	$ 11,823	$ 11,957
Adjustments:		
Other comprehensive income related to AFS securities, defined benefit pension and other postretirement employee benefit plans	(365)	(457)
Deduction for net defined benefit pension asset	-	(418)
Other adjustments	(12)	55
Estimated Tier 1 common equity under Basel III definition	$ 11,446	$ 11,137
Estimated risk-weighted assets under Basel III definition	$ 139,301	$ 121,081
Estimated Tier 1 common equity as a percentage of risk-weighted assets under Basel III definition	8.2 %	9.2 %

1 The Basel III calculations are non-GAAP measures and reflect adjustments for the related elements as proposed by regulatory authorities, which are subject to change. BB&T management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

2 Tier 1 common equity ratio using Basel III proposals published prior to June 2012

Non-GAAP Reconciliations

	As of / Quarter Ended				
	June 30 2012	March 31 2012	Dec.31 2011	Sept. 30 2011	June 30 2011
Asset Quality Ratios (including amounts related to covered loans and covered foreclosed property)					
Loans 30-89 days past due and still accruing as a percentage of total loans and leases [1,2]	0.97 %	1.02 %	1.22 %	1.18 %	1.24 %
Loans 90 days or more past due and still accruing as a percentage of total loans and leases [1,2]	0.67	0.75	0.84	0.99	1.08
Nonperforming loans and leases as a percentage of total loans and leases	1.45	1.67	1.68	1.85	2.07
Nonperforming assets as a percentage of:					
Total assets	1.24	1.50	1.62	1.98	2.32
Loans and leases plus foreclosed property	1.93	2.35	2.52	3.05	3.46
Net charge-offs as a percentage of average loans and leases	1.21	1.28	1.44	1.57	1.71
Allowance for loan and lease losses as a percentage of loans and leases held for investment	1.91	2.02	2.10	2.25	2.43
Ratio of allowance for loan and lease losses to:					
Net charge-offs	1.57 X	1.54 X	1.45 X	1.42 X	1.41 X
Nonperforming loans and leases held for investment	1.29	1.18	1.21	1.20	1.22

Applicable ratios are annualized.

[1] Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.

[2] Excludes mortgage loans guaranteed by the government.

Non-GAAP Reconciliations

	As of / Quarter Ended				
	June 30 2012	March 31 2012	Dec. 31 2011	Sept. 30 2011	June 30 2011
Asset Quality Ratios (excluding amounts related to covered loans and covered foreclosed property)[3]					
Loans 30-89 days past due and still accruing as a percentage of total loans and leases[1,2]	0.83 %	0.82 %	1.06 %	1.03 %	1.00 %
Loans 90 days or more past due and still accruing as a percentage of total loans and leases [1,2]	0.13	0.15	0.19	0.18	0.20
Nonperforming loans and leases as a percentage of total loans and leases	1.50	1.74	1.76	1.94	2.18
Nonperforming assets as a percentage of:					
Total assets	1.09	1.33	1.45	1.83	2.18
Loans and leases plus foreclosed property	1.72	2.12	2.29	2.88	3.32
Net charge-offs as a percentage of average loans and leases[4]	1.22	1.28	1.46	1.44	1.80
Allowance for loan and lease losses as a percentage of loans and leases held for investment	1.86	1.97	2.05	2.25	2.41
Ratio of allowance for loan and lease losses to:					
Net charge-offs	1.52 X	1.51 X	1.40 X	1.55 X	1.32 X
Nonperforming loans and leases held for investment	1.21	1.11	1.13	1.15	1.14

Applicable ratios are annualized.
1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.
2 Excludes mortgage loans guaranteed by the government.
3 These asset quality ratios have been adjusted to remove the impact of covered loans and covered foreclosed property. Appropriate adjustments to the numerator and denominator have been reflected in the calculation of these ratios. Management believes the inclusion of covered loans in certain asset quality ratios that include nonperforming assets, past due loans or net charge-offs in the numerator or denominator results in distortion of these ratios and they may not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting.
4 Excluding the impact of losses and balances associated with BB&T's NPL disposition strategy, the adjusted net charge-offs ratio would have been 1.46% for the second quarter of 2011.

Non-GAAP Reconciliations

Efficiency and Fee Income Ratios[1]	Quarter Ended June 30 2012	March 31 2012	Dec. 31 2011	Sept. 30 2011	June 30 2011
Efficiency ratio – GAAP	57.9 %	59.0 %	67.1 %	66.1 %	64.1 %
Effect of securities gains (losses), net	-	(0.2)	2.4	(1.0)	-
Effect of merger-related and restructuring charges, net	(0.1)	(0.5)	(0.7)	-	(0.1)
Effect of losses/write-downs on NPL disposition loans	-	-	(0.2)	(0.9)	(0.7)
Effect of FDIC loss share accounting	0.2	0.1	0.9	0.1	0.3
Effect of affordable housing investments write-down	-	(1.0)	-	-	-
Effect of foreclosed property expense	(2.9)	(3.9)	(14.5)	(7.8)	(6.6)
Effect of leveraged lease sale/write-downs	-	(0.6)	-	(0.8)	-
Effect of Visa indemnification	-	-	(0.5)	-	-
Effect of amortization of intangibles	(1.2)	(0.9)	(1.0)	(1.1)	(1.2)
Efficiency ratio – reported	53.9	52.0	53.5	54.6	55.8
Fee income ratio – GAAP	39.2 %	37.1 %	38.2 %	32.2 %	36.1 %
Effect of securities gains (losses), net	-	0.2	(2.7)	1.1	-
Effect of losses/write-downs on NPL disposition loans	-	-	0.3	1.1	0.7
Effect of affordable housing investments write-down	-	1.1	-	-	-
Effect of FDIC loss share accounting	3.2	2.6	2.6	4.9	4.0
Fee income ratio – reported	42.4	41.0	38.4	39.3	40.8

[1] BB&T's management uses these measures in their analysis of the Corporations performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Non-GAAP Reconciliations

(Dollars in millions)

Return on Average Tangible Common Shareholders' Equity[1]	Quarter Ended June 30 2012	March 31 2012	Dec. 31 2011	Sept. 30 2011	June 30 2011
Net income available to common shareholders	$ 510	$ 431	$ 391	$ 366	$ 307
Plus:					
Amortization of intangibles, net of tax	18	14	15	15	16
Tangible net income available to common shareholders	$ 528	$ 445	$ 406	$ 381	$ 323
Average common shareholders' equity	$ 18,302	$ 17,772	$ 17,693	$ 17,490	$ 17,014
Less:					
Average intangible assets	7,031	6,510	6,485	6,461	6,485
Average tangible common shareholders' equity	$ 11,271	$ 11,262	$ 11,208	$ 11,029	$ 10,529
Return on average tangible common shareholders' equity	18.85 %	15.88 %	14.36 %	13.71 %	12.32 %

[1] BB&T's management believes investors use this measure to evaluate the return on average common shareholders' equity without the impact of intangible assets and their related amortization.

Best Bank In Town
Since 1872